EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by referencing in this Registration Statement on Form S-8 of our report dated April 16, 2012 with respect to the audited consolidated financial statements of Medical Care Technologies Inc. for the year ended December 31, 2011.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

September 20, 2012